Exhibit 10.4.7

SIXTH AMENDMENT

TO

TERM LOAN AGREEMENT

This SIXTH AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), is dated as of May 10, 2012, among WHALESHARK MEDIA, INC., SPECTRAWIDE ACQUISITION CO., LLC, CSB ACQUISITION CO., LLC, CLTD ACQUISITION CO., LLC, SMALLPONDS, LLC, DEALS.COM, LLC, and RMN ACQUISITION CO., LLC (each, individually a “Borrower,” and collectively the “Borrowers”), COMERICA BANK, a Texas banking association, as agent (“Agent”), and the Lenders (as defined in the Loan Agreement) party hereto.

RECITALS:

A. Borrowers, Agent and the Lenders have previously entered into the Term Loan Agreement dated as of November 24, 2010 (such agreement, together with all amendments and restatements, the “Loan Agreement”).

B. Borrowers, Agent and the Lenders desire to amend the Loan Agreement as herein provided.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

1.1 Definitions. All capitalized terms not otherwise defined herein have the same meanings as in the Loan Agreement.

ARTICLE II

Amendments

(All amendments herein are effective as of the date of this Amendment unless otherwise stated)

2.1 Amendment to Section 1.1 of the Loan Agreement.

(a) The following definitions are added to Section 1.1 of the Loan Agreement:

“Change in Law” shall mean the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Agent or any Lender on such date, or (ii) any change in interpretation, administration or implementation of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the

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issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including any risk-based capital guidelines. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation, administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof and (z) all requests, rules, guidelines or directives promulgated by the Agent or any Lender for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Governmental Authority” shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including without limitation any supranational bodies such as the European Union or the European Central Bank).

“Miwim Acquisition” shall mean the 2012 acquisition by Borrower pursuant to the Miwim Purchase Agreement.

“Miwim Purchase Agreement” shall mean the Agreement dated as of May 10, 2012 between Borrower, as purchaser, and certain named parties therein, as sellers, providing for the purchase by purchaser of all of the capital voting stock of Miwim, a French société par actions simplifiée, and the issuance by Borrower of the Consideration Loan Notes (as defined in the Miwim Purchase Agreement).

“Miwim Subordinated Notes” shall mean the four Consideration Loan Notes of WhaleShark Media, Inc., as maker, in the aggregate principal amount of US$3,500,000 for all such notes, copies of which are attached hereto as Exhibit J.

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(b) The following changes are made to existing definitions in Section 1.1 of the Agreement:

The definitions of “Fixed Charge Coverage Ratio” and “Funded Debt” are restated in their entirety to read as follows:

“Fixed Charge Coverage Ratio” shall mean, on a Consolidated basis and without duplication, at any time of determination, the ratio of (x) Borrowers’ EBITDA for the immediately preceding twelve months, minus the sum of cash non-financed Capital Expenditures, cash investor management fees, increases in capitalized software, and cash taxes, in each case for the same period, to (y) the sum of the following: current maturities of Borrowers’ Funded Debt plus Borrowers’ interest expense. For avoidance of doubt, it is agreed that the eConversions Subordinated Notes and the Miwim Subordinated Notes will be excluded from the Fixed Charge Coverage Ratio calculation.

“Funded Debt” of a Person shell mean without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services as of such date (other than operating leases and trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument (including without limit in the case of Borrowers, the eConversions Subordinated Notes and the Miwim Subordinated Notes), (b) the principal component of all obligations of such Person under Capitalized Leases, (c) all reimbursement obligations (actual, contingent or otherwise) of such Person in respect of letters of credit, bankers acceptances or similar obligations issued or created for the account of such Person, (d) all liabilities of the type described in (a), (b) and (c) above that are secured by any Liens on any property owned by such Person as of such date even though such Person has not assumed or otherwise become liable for the payment thereof, the amount of which is determined in accordance with GAAP; provided however that so long as such Person is not personally liable for any such liability, the amount of such liability shall be deemed to be the lesser of the fair market value at such date of the property subject to the Lien securing such liability and the amount of the liability secured, and (e) all Guarantee Obligations in respect of any liability which constitutes Funded Debt; provided, however that Funded Debt shall not include any indebtedness under any Hedging Transaction prior to the occurrence of a termination event with respect thereto and not include any intercompany debt among Borrowers and their wholly-owned Subsidiaries.

(c) The following definitions are deleted from Section 1.1 of the Loan Agreement:

(1)	“Deferred RMN Payments”

(2)	“Seller Notes”

(3)	“Base Earn-Out”

(4)	“Deals.com Indebtedness”

(5)	“Deferred RMN Note”

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2.2 Amendment to Section 8.11 of the Loan Agreement. Section 8.11 of the Loan Agreement is restated in its entirety to read as follows:

8.11 Prepayment of Debt; Payment on eConversions Notes; Miwim Subordinated Notes. Make any prepayment (whether optional or mandatory), repurchase, redemption, defeasance or any other payment in respect of any Subordinated Debt (other than payments permitted under the applicable Subordination Agreement) or Debt owed to any Person (other than Indebtedness, as provided for herein for prepayments); provided, however, Borrowers can make payments on the eConversion Notes and Miwim Subordinated Notes in accordance with their terms so long as (a) the Agent receives three (3) days prior written notice thereof in each instance (b) in each instance no Event of Default exists at the time of (and no Event of Default would exist, giving effect to) such payment (and Borrowers shall certify to Agent as such in the written notice referenced above), (c) such payments are made solely from Excess Cash Flow, (d) after giving effect to such payment, Borrowers have cash on hand, on deposit at Agent, in an amount not less than $3,000,000, and (e) all such payments in the aggregate, including any such payments made prior to the date of any payment, do not exceed, (1) $6,000,000 in principal payments and any accrued interest thereon for the eConversions Subordinated Notes and (2) $3,500,000 in principal payments and any accrued interest thereon for the Miwim Subordinated Notes.

2.3 Amendment to Sections 11.5 and 11.6 of the Loan Agreement. Sections 11.5 and 11.6 of the Loan Agreement are restated in their entirety to read as follows:

11.5 Increased Cost of Advances Carried at the LIBOR Rate. If any Change in Law shall:

(a) subject any of the Lenders (or any of their respective Eurodollar Lending Offices) to any tax, duty or other charge with respect to any Advance or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Eurodollar Lending Offices) of the principal of or interest on any Advance or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Eurodollar Lending Offices); or

(b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any of the Lenders (or any of their respective Eurodollar Lending Offices) or shall impose on any of the Lenders (or any of their respective Eurodollar Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Advance;

and the result of any of the foregoing matters is to increase the costs to any of the Lenders of maintaining any part of the Indebtedness hereunder as an Advance which bears interest at or by reference to the LIBOR Rate or to reduce the amount of any sum received or receivable by any of the Lenders under this Agreement in respect of an Advance which bears interest at or by reference to the LIBOR Rate, then such Lender shall promptly notify the Agent, and the Agent shall promptly notify Borrowers of such fact and demand compensation therefor and, within ten

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(10) Business Days after such notice, Borrowers agree to pay to such Lender or Lenders such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction, provided that each Lender agrees to take any reasonable action, to the extent such action could be taken without cost or administrative or other burden or restriction to such Lender, to mitigate or eliminate such cost or reduction, within a reasonable time after becoming aware of the foregoing matters. The Agent will promptly notify Borrowers of any event of which it has knowledge which will entitle Lenders to compensation pursuant to this Section, or which will cause Borrowers to incur additional liability under Section 11.1 hereof, provided that the Agent shall incur no liability whatsoever to the Lenders or Borrowers in the event it fails to do so. A certificate of the Agent (or such Lender, if applicable) setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender or Lenders shall accompany such demand and shall be conclusively presumed to be correct absent manifest error.

11.6 Capital Adequacy and Other Increased Costs.

If any Change in Law affects or would affect the amount of capital required to be maintained by such Lender or the Agent (or any corporation controlling such Lender or the Agent) and such Lender or the Agent, as the case may be, determines that the amount of such capital is increased by, or based upon the existence of such Lender’s or the Agent’s obligations or Advances hereunder, the effect of such Change in Law is to result in such an increase, and such increase has the effect of reducing the rate of return on such Lender’s or the Agent’s (or such controlling corporation’s) capital as a consequence of such obligations or Advances hereunder to a level below that which such Lender or the Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Lender or the Agent to be material (collectively, “Increased Costs”), then the Agent or such Lender shall notify Borrowers, and thereafter Borrowers shall pay to such Lender or the Agent, as the case may be, within ten (10) Business Days of written demand therefor from such Lender or the Agent, additional amounts sufficient to compensate such Lender or the Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Lender or the Agent reasonably determines to be allocable to the existence of such Lender’s or the Agent’s obligations or Advances hereunder. A statement setting forth the amount of such compensation, the methodology for the calculation and the calculation thereof which shall also be prepared in good faith and in reasonable detail by such Lender or the Agent, as the case may be, shall be submitted by such Lender or by the Agent to Borrowers, reasonably promptly after becoming aware of any event described in this Section 11.6 and shall be conclusively presumed to be correct, absent manifest error.

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ARTICLE III

Conditions Precedent

3.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a) Amendment and Other Documents. Agent shall have received this Amendment executed by Borrowers and all other parties hereto. Without limitation, WhaleShark Media, Inc. shall have executed and delivered to Agent the Pledge Agreement in the form of Annex 1 hereto, together with all stock certificates and stock assignments relating thereto.

(b) Closing of Miwim Acquisition. Agent shall be satisfied that the Miwim Acquisition has closed in accordance with the terms of the Miwim Purchase Agreement.

(c) Fee. Agent shall have received a $5,000 amendment fee, for the ratable benefit of the Lenders based upon the respective Term Loan A Percentage of each Lender on the date hereof.

(d) No Default. No Default or Event of Default shall exist.

(e) Representations and Warranties. All of the representations and warranties contained in the Loan Agreement, as amended hereby, shall be true and correct on and as of the date of this Amendment with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent such representations and warranties speak to a specific date.

ARTICLE IV

Ratifications, Representations and Warranties

4.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement are ratified and confirmed and shall continue in full force and effect. Borrowers agree that the Loan Agreement, as amended hereby, is legal, valid, binding and enforceable in accordance with its terms.

4.2 Representations and Warranties. Borrowers hereby represent and warrant to Agent that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents (as defined in the Loan Agreement) executed and/or delivered in connection herewith have been authorized by all requisite action on the part of Borrowers and will not violate any organizational document of Borrowers, (b) the representations and warranties contained in the Loan Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties speak to a specific date, (c) no Default or Event of Default exists, and (d) Borrowers are in full compliance with all covenants and agreements contained in the Loan Agreement, as amended hereby, and the other Loan Documents to which it is a party or it or its property is subject.

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ARTICLE V

Miscellaneous

5.1 Consent. Agent and the Lenders consent to the consummation of the Miwim Acquisition in accordance with the Miwim Purchase Agreement and the execution of all documents, and the execution of all debt instruments, contemplated thereby, and the issuance in May, 2012, by WhaleShark Media, Inc. of the Miwim Subordinated Notes. For avoidance of doubt, it is agreed that because Agent and all Lenders have consented to the Miwim Acquisition on the terms and conditions herein provided, the cost to Borrower of the Miwim Acquisition will not count as any part of the $25,000,000 limitation set forth in paragraph (K) of the definition of Permitted Acquisition.

5.2 Loan Document. This Amendment is a Loan Document.

5.3 Obligations. This Amendment is not intended as and shall not be construed as a release or novation of any Indebtedness.

5.4 Further Actions. Borrowers shall execute and deliver such further agreements, documents, instruments, and certificates in form and substance satisfactory to Agent, as Agent may deem necessary or appropriate in connection with this Amendment.

5.5 Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

5.6 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

5.7 ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

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The Remainder of This Page Is Intentionally Left Blank.

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Executed as of the date first written above.

BORROWERS:

WHALESHARK MEDIA, INC. SPECTRAWIDE ACQUISITION CO., LLC CSB ACQUISITION CO., LLC CLTD ACQUISITION CO., LLC SMALLPONDS, LLC DEALS.COM, LLC RMN ACQUISITION CO., LLC

By:	/s/ Cotter Cunningham
Cotter Cunningham President of each entity listed above

AGENT:

COMERICA BANK

By:	/s/ Stephen P Bitter
Name:	Stephen P Bitter
Title:	Vice President

LENDER:

COMERICA BANK

By:	/s/ Stephen P Bitter
Name:	Stephen P Bitter
Title:	Vice President

LENDER:

SQUARE 1 BANK

By:	/s/ David McLaughlin
Name:	David McLaughlin
Title:	Senior Vice President

Annex 1

Pledge Agreement

PLEDGE AGREEMENT

This Pledge Agreement (the “Agreement”) is executed and effective as of May 10, 2012. For value received, the undersigned (“Debtor”) pledges, assigns and grants to Comerica Bank, whose address is 1717 Main Street, Dallas, Texas 75201, Attention: TLS Lending (Austin), in its capacity as Administrative Agent (“Agent”), for the benefit of Agent and for the ratable benefit of the Lenders, a continuing security interest and lien (any pledge, assignment, security interest or other lien arising hereunder is sometimes referred to herein as a “security interest”) in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future Indebtedness (as defined in the Credit Agreement) to the Agent or the Lenders of WhaleShark Media, Inc., Spectrawide Acquisition Co., LLC, CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC, and RMN Acquisition Co., LLC (collectively, “Borrower”). Reference is made to that certain Term Loan Agreement dated as of November 24, 2010, among Borrower, Agent and the Lenders signatories thereto (as amended or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein will have the meanings given such terms in the Credit Agreement. In the event of any conflict between a provision of this Agreement and a provision of the Credit Agreement, the Credit Agreement will control.

The parties acknowledge that Indebtedness includes all costs incurred by Agent or any Lender in establishing, determining, continuing, or defending the validity or priority of any security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Agent or the Lenders and Borrower and/or Debtor or in connection with any proceeding involving Agent or the Lenders as a result of any financial accommodation to Borrower and/or Debtor; and all other costs of collecting Indebtedness, including without limit attorneys’ fees, in each case as provided in the Credit Agreement. Debtor agrees to pay Agent or the Lenders all such costs incurred by the Agent or any Lender, in accordance with the terms of the Credit Agreement. Any reference in this Agreement to attorneys’ fees shall be deemed a reference to reasonable fees, costs, and expenses of both in house and outside counsel and paralegals, whether inside or outside counsel is used, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorneys’ fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. Debtor further covenants, agrees, represents and warrants as follows:

(A)	Collateral. Collateral shall mean all of the following property Debtor now or later owns or has an interest in, wherever located:

(1)	sixty five percent (65%) of all of the capital voting stock, shares, or other ownership interests in each of the following entities as issuers, as presently represented by the following certificate (i.e., the following certificate represents such 65% ownership):

Issuer	Certificate Number/Number of Shares

Miwim, a French société par actions simplifiée	Certificate number for ordinary shares registered in name of Debtor

(2)	all stock rights, including without limitation, any stock, securities, revenues, dividends or other distributions and any other right or property which the Debtor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for, or in exchange for any stock or certificates, and any right to receive securities, earnings or other rights.

(3)	all proceeds and substitutions of any of the foregoing, including any cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

At no time shall more than (or less than) sixty five percent (65%) of the issued and outstanding ownership interests or capital stock of any of the respective issuers above constitute Collateral.

In the definition of Collateral, a reference to a type of collateral shall not be limited by a separate reference to a more specific or narrower type of that collateral.

(B)	Warranties, Covenants and Agreements. Debtor warrants, covenants and agrees as follows:

(a)	Debtor shall, at the request of Agent, mark its records and the Collateral to clearly indicate the security interest of Agent under this Agreement. On the date of this Agreement all certificates evidencing the Collateral will be delivered to Agent, accompanied by assignments (stock powers) duly executed in blank by Debtor, and Debtor agrees to deliver in the future any additional certificates, as may issue from time to time, together with duly executed assignments (stock powers) in blank.

(b)	At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Agent or any Lender, Debtor shall be deemed to have warranted that (a) Debtor has good and valid title to such Collateral and has the right and authority to subject it to a security interest granted to Agent or any Lender; (b) none of the Collateral is subject to any security interest other than security interests, if any, permitted under the Credit Agreement as Permitted Liens and security interest in favor of Agent or any Lender; (c) there are no financing statements on file, other than financing statements reflecting Permitted Liens and financing statements in favor of Agent; (d) no Person, other than Agent or such Persons with whom Agent has executed a collateral possession and control agreement acceptable to Agent, has possession or control (as defined in the Uniform Commercial Code) of any material Collateral of such nature that perfection of a security interest may be accomplished by possession or control.

(c)	Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than Permitted Liens and those in favor of Agent and the Lenders.

(d)	Debtor will do all acts and will execute or cause to be executed all writings requested by Agent to establish, maintain and continue an exclusive, perfected and first security interest of Agent and the Lenders in the Collateral subject to Permitted Liens. Debtor agrees that Agent and the Lenders have no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness.

(e)	Debtor will pay all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, as required by the terms of the Credit Agreement. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Agent has the option (but not the obligation) to do so, and Debtor agrees to repay all amounts so expended by Agent, in each case in accordance with the terms of the Credit Agreement.

(f)	As long as no Event of Default exists the right to receive payments, including dividends and other distributions, on Collateral in the ordinary course of business may be exercised by Debtor; provided, however, that Debtor will not exercise, or cause to be exercised, any such rights, without the prior written consent of Agent, if the direct or indirect effect thereof will result in an Event of Default. At any time an Event of Default exists and without notice, Agent may (a) cause any or all of the Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and hold the same as Collateral, or apply the same to the Indebtedness, the manner and distribution of the application in accordance with the terms of the Credit Agreement; and (c) to take such actions in its own name or in Debtor’s name as Debtor’s agent, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of the Agent’s or any Lender’s security interest may be accomplished by control.

(g)	Agent may assign any of the Indebtedness and deliver any or all of the Collateral to its permitted assignee, in each case as permitted by and subject to the terms of the Credit Agreement, who then shall have with respect to Collateral so delivered all the rights and powers of Agent under this Agreement, and after that Agent shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

(h)

The undersigned agrees that no security or guarantee now or later held by Agent or any Lender for the payment of any Indebtedness, whether from Borrower, any guarantor, or otherwise, and whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, shall affect in any manner the unconditional pledge of the undersigned under this Agreement, and Agent, in its sole discretion, without notice to the undersigned, may release, exchange, modify, enforce and otherwise deal with any security or guaranty without affecting in any manner the unconditional pledge of the undersigned under this Agreement. The undersigned acknowledges and agrees that Agent and the Lenders have no obligation to acquire or perfect any lien on or security interest in any assets, whether realty or personalty, or to obtain any guaranty to secure payment of the Indebtedness, and the undersigned is not relying upon any guaranty which Agent has or may have or assets in which Agent or any Lender has or may have a lien or security interest (other than the Collateral) for payment of the Indebtedness.

(i)	Agent’s rights under this Agreement shall not be affected by any modifications, extensions or renewals of any of the Indebtedness, whether in whole or in part, and as to all of the Indebtedness and modifications, extensions or renewals of it, this Agreement shall continue effective until the same shall have been fully paid. The undersigned shall indemnify Agent and the Lenders against all claims, damages, costs and expenses, including with limit attorneys’ fees, incurred by Agent in connection with any suit, claim or action against Agent arising out of any modification or termination of a Borrower loan or any refusal by Agent to extend additional credit in connection with the termination of this Agreement, INCLUDING ANY CLAIMS, DAMAGES, FINES, EXPENSES, LIABILITIES, OR CAUSES OF ACTION OF WHATEVER KIND RESULTING FROM AGENT’S OR ANY LENDER’S OWN NEGLIGENCE, except as to the extent (but only to the extent) caused by Agent’s or any Lender’s gross negligence or willful misconduct.

(j)	The undersigned agrees to reimburse Agent upon demand for all costs and expenses (including, without limit, attorneys’ fees) incurred in enforcing any of the duties or obligations of the undersigned under this Agreement or in establishing, determining, continuing or defending the validity or priority of Agent’s security interest under this Agreement.

(C)	Collection of Proceeds.

(a)	Reference is made to Section 4.8 of the Credit Agreement for certain provisions relating to mandatory payments required to be made on the Indebtedness upon any sale of any Collateral by Debtor. At the request of Agent so long as an Event of Default exists, all proceeds of any such sale of any Collateral must be deposited into a deposit account at Agent over which Agent has exclusive control, exclusive rights of withdrawal, and a first priority security interest (and any violation of this provision will be an Event of Default hereunder). The application and release of proceeds of sale of Collateral as a result of a sale will be as set forth in Section 4.8 of the Credit Agreement.

Immediately upon the occurrence of an Event of Default and notice to Debtor by Agent and at all times after that, so long as an Event of Default exists, Debtor agrees to fully and promptly cooperate and assist Agent in the collection and enforcement of all Collateral and to hold in trust for Agent and the Lenders all payments, including dividends and other distributions received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, so long as an Event of Default exists, Debtor agrees to (a) endorse to Agent and immediately deliver to Agent all payments, including dividends and other distributions received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Agent all property in Debtor’s possession or later coming into Debtor’s possession through enforcement of Debtor’s rights or interests in the Collateral. So long as an Event of Default then exists, Debtor irrevocably authorizes Agent or any Agent employee or agent to endorse the name of Debtor upon any checks or other items which are received in payment for, or dividends or distribution with respect to, any Collateral, and to do any and all things necessary in order to reduce these items to money. Agent and the Lenders shall have no duty as to the collection or protection of Collateral or the proceeds of it, or as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Agent or any Lender. Debtor agrees to take all reasonable steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section (C)(a).1 shall be deemed a consent by Agent to any sale, lease or other disposition of any Collateral beyond the sales permitted under the Credit Agreement.

(D)	Defaults, Enforcement and Application of Proceeds.

(a)	The occurrence of any Event of Default under the Credit Agreement shall constitute an Event of Default hereunder.

(b)	Upon the occurrence and during the continuance of any Event of Default, Agent may at its discretion and without prior notice to Debtor declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise any right or remedy available to it including, without limitation, any one or more of the following rights and remedies:

(1)	To redirect to Agent all payments, including dividends and other distributions, received or to be received on any Collateral, and to otherwise take and dispose of any Collateral;

(2)	Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

(3)	Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

(4)	Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any or all Collateral; and/or

(5)	Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and hold, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Agent may deem fit, without any previous demand or advertisement; and except as provided in this Agreement or any other Loan Document, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Agent to sell, lease, or otherwise dispose of the Collateral or as to the application by Agent of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

At any sale pursuant to this Section (D)(b), whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Agent or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Agent or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Agent shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral. At any sale or other disposition of the Collateral pursuant to this Section (D)(b). Agent disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limit a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Agent may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable. Notwithstanding any provision to the contrary, Debtor shall have the right to redeem any of the Collateral up to the time of the sale or other disposition by paying the Agent the amount of Indebtedness then due and payable.

(c)

The proceeds of any sale or other disposition of Collateral authorized by Section (D)(b) of this Agreement shall be applied by Agent in accordance with Section 10.2 of the Credit Agreement in such order as the Agent, in its discretion, deems appropriate including, without limitation, the following order: first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorneys’ fees and legal expenses incurred by Agent; the balance of the proceeds of the sale or other disposition may be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Agent immediately upon demand. Debtor agrees that Secured Party shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Secured Party agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Secured Party may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Secured Party may apply any reasonable discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Secured Party.

(d)	Nothing in this Agreement is intended, nor shall it be construed, to preclude Agent from pursuing any other remedy provided by law or in equity for the collection of the Indebtedness or for the recovery of any other sum to which Agent may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Agent contained in any existing agreement between Borrower, Debtor, or any Guarantor and Agent.

(e)	No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Agent. No waiver of any default or forbearance on the part of Agent in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

(f)

(1) Debtor hereby irrevocably appoints Agent as Debtor’s attorney in fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, if an Event of Default exists, to take any action and to execute any instrument which Secured Party may from time to time in Agent’s discretion deem necessary or appropriate to accomplish the purposes of this Agreement, including without limitation, the following action: (i) transfer any securities or other equity interests, instruments, documents or certificates pledged as Collateral in the name of Agent or its nominee; (ii) use any interest, premium or principal payments, conversion or redemption proceeds or other cash proceeds received in connection with any Collateral to reduce any of the Indebtedness; (iii) exchange any of the securities or other equity interests pledged as Collateral for any other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, and, in connection therewith, to deposit and deliver any and all of such securities or other equity interests with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as Agent may deem appropriate; (iv) exercise or comply with any conversion, exchange, redemption, subscription or any other right, privilege or option pertaining to any securities or other equity interests pledged as Collateral; provided, however, except as provided herein, Agent shall not have a duty to exercise or comply with any such right, privilege or option (whether conversion, redemption or otherwise) and shall not be responsible for any delay or failure to do so absent gross negligence or willful misconduct; and (v) file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Agent with respect to the Collateral. THE PROXY AND POWER OF ATTORNEY HEREIN GRANTED, AND EACH STOCK POWER AND SIMILAR POWER NOW OR HEREAFTER GRANTED (INCLUDING ANY EVIDENCED BY A SEPARATE WRITING), ARE COUPLED WITH AN INTEREST AND ARE IRREVOCABLE PRIOR TO FINAL INDEFEASIBLE PAYMENT IN FULL OF THE INDEBTEDNESS AND THE TERMINATION OF ALL COMMITMENTS OF AGENT TO EXTEND CREDIT PURSUANT TO THE LOAN DOCUMENTS.

(2) If Debtor fails to perform any agreement or obligation provided herein and an Event of Default exists, Agent may itself perform, or cause performance of, such agreement or obligation, and the expenses of Agent incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor on demand.

Notwithstanding any other provision herein to the contrary, Agent does not have any duty to exercise or continue to exercise any of the foregoing rights and shall not be responsible for any failure to do so or for any delay in doing so, absent gross negligence or willful misconduct.

(A)	to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Collateral and to endorse any item representing any payment, including dividends and other distributions, on or proceeds of the Collateral;

(B)	to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Agent to evidence, perfect, or continue the security interests granted in this Agreement; and

(C)	to do and perform any act on behalf of Debtor permitted or required under this Agreement.

(g)	Upon the occurrence and during the continuance of an Event of Default, Debtor also agrees, upon request of Agent, to assemble the Collateral and make it available to Agent at any place designated by Agent which is reasonably convenient to Agent and Debtor.

(h)	The following shall be the basis for any finder of fact’s determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9.615(f) of the Uniform Commercial Code (as in effect on or after July 1, 2001): (a) the Collateral which is the subject matter of the disposition shall be valued in an “as is” condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (b) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (c) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorneys’ fees, whether inside or outside counsel is used, and marketing costs; (d) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The “value” of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9.615(f) of the Uniform Commercial Code.

(E)	Miscellaneous.

(a)	Until Agent is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the first address indicated below its signature to this Agreement.

(b)	Debtor will give Agent not less than 30 days prior written notice of all contemplated changes in Debtor’s name, location, chief executive office, and principal place of business, but the giving of this notice shall not cure any Event of Default caused by this change.

(c)	Agent assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

(d)

Agent has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement, in accordance with the terms and conditions set forth in the Credit Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Agent may disclose all documents and information which Agent now or later has relating to

Debtor, the Indebtedness or this Agreement, however obtained subject to the limitations set forth in Section 13.11 of the Credit Agreement. Debtor further agrees that Agent may provide information relating to this Agreement or relating to Debtor or the Indebtedness to the Agent’s parent, affiliates, subsidiaries, and service providers, subject to the limitations set forth in Section 13.11 of the Credit Agreement.

(e)	In addition to Agent’s other rights, any indebtedness owing from Agent to Debtor can be set off and applied by Agent on any Indebtedness at any time(s) either before or after maturity or demand subject to the terms of Section 9.6 of the Credit Agreement. Any such action shall not constitute acceptance of collateral in discharge of any portion of the Indebtedness.

(f)	Debtor, to the extent not expressly prohibited by applicable law, waives any right to require the Agent to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from Borrower or Debtor or any other person, or otherwise comply with the provisions of Sections 9.611 or 9.621 of the Uniform Commercial Code; or (c) pursue any other remedy in the Agent’s power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment or notice of acceleration of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that the Agent may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, or permit Borrower to incur additional Indebtedness, all without notice to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. To the extent not expressly prohibited by applicable law, Debtor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

(g)	In the event that applicable law shall obligate Agent to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least ten days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made. A notice shall be deemed to be given under this Agreement when delivered to in accordance with Section 13.6 of the Credit Agreement.

(h)	Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Agent or the Lenders in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Agent, and whether or not Agent or any Lender relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Agent to execute and deliver to Agent those documents which Agent determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

(i)	This Agreement and all the rights and remedies of Agent and the Lenders under this Agreement shall inure to the benefit of Agent’s and the Lenders’ successors and permitted assigns and to any other permitted holder who derives from Agent title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section (E)(i) is deemed a consent by Agent to any assignment by Debtor.

(j)	If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Agent are made or given jointly and severally.

(k)	Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code as those meanings may be amended, revised or replaced from time to time. “Uniform Commercial Code” means the Texas Business and Commerce Code as amended, revised or replaced from time to time. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

(l)

No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Agent with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Agent. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

(m)	To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Agent from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

(n)	Debtor represents and warrants that Debtor’s exact name is the name set forth in this Agreement. Debtor further represents and warrants the following and agrees that Debtor is, and at all times shall be, located in the following place:

Debtor, is a registered organization which is organized under the laws of one of the states comprising the United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company), and Debtor is located (as determined pursuant to the Uniform Commercial Code) in the state under the laws of which it was organized.

The Collateral will be located at such locations as the Agent approves from time to time.

(o)	A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Agent in any filing office.

(p)	This Agreement shall be terminated only by the filing of a termination statement and return of all certificates evidencing the Collateral accompanied by assignments (stock powers) executed by Debtor, in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Section (B)(i) of this Agreement shall survive termination.

(q)	Debtor agrees to reimburse the Agent upon demand for any and all reasonable out of pocket costs and expenses (including, without limit, court costs, legal expenses and reasonable attorneys’ fees, whether inside or outside counsel is used, whether or not suit is instituted and, if suit is instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in enforcing or attempting to enforce this Agreement or in exercising or attempting to exercise any right or remedy under this Agreement or incurred in any other matter or proceeding relating to this Agreement.

(F)	DEBTOR AND AGENT ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

(G)	THIS WRITTEN LOAN AGREEMENT (AS DEFINED BY SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE) REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES FOLLOW ON SUCCEEDING PAGE]

AGENT: COMERICA BANK

By:
Name:
Title:

300 West 6th Street Suite 1300 Austin, TX 78701

DEBTOR: WHALESHARK MEDIA, INC.

By:
Name:
Title:

301 Congress Ave. Suite 700 Austin, TX 78701

The following Exhibit is to be Exhibit J to the Loan

Agreement and is attached

to and is a part of the

Sixth Amendment to

Term Loan Agreement

EXHIBIT J

Form of Miwim Subordinated Notes

THIS NOTE, AND THE OBLIGATIONS OF THE COMPANY HEREUNDER, ARE SUBORDINATE TO THE OBLIGATIONS OF THE COMPANY UNDER THAT CERTAIN TERM LOAN AGREEMENT DATED AS OF NOVEMBER 24, 2010, AS AMENDED, BY AND AMONG THE FINANCIAL INSTITUTIONS FROM TIME TO TIME SIGNATORY THERETO, COMERICA BANK, AS ADMINISTRATIVE AGENT FOR SUCH FINANCIAL INSTITUTIONS AND AS LEAD ARRANGER, THE COMPANY, SPECTRAWIDE ACQUISITION CO., LLC, SPECTRAWIDE, INC., CSB ACQUISITION CO., LLC, CLTD ACQUISITION CO., LLC, SMALLPONDS, LLC, DEALS.COM, LLC, AND RMN ACQUISITION CO., LLC.

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

WHALESHARK MEDIA, INC.

SUBORDINATED PROMISSORY NOTE

(“Note”)

Principal Amount:	Austin, Texas
$[ ]	[ ], 2012

For value received, the undersigned, WhaleShark Media, Inc., a Delaware corporation (the “Company”) promises to pay to the order of [            ] (“Holder”), in US dollars, the principal sum of $[        ], together with accrued interest thereon from the date of this Note.

This Note is one of a series of promissory notes (collectively, the “Notes”) containing substantially identical terms and conditions being issued pursuant to that certain Share Purchase Agreement by and among the Company, Olivier David and Francois Larvor, dated as of the date of this Note, (the “Purchase Agreement” and the holders of the Notes are collectively referred to herein as the “Holders”). Except as set forth in Section 1 below, capitalized terms used but not defined herein shall have the meaning given to such term in the Term Loan Agreement (as defined below),

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

1. Payments and Subordination,

1.1 Holder, by accepting this Note, agrees for itself and its successors and assigns that payment of principal, any interest and other amounts due to Holder hereunder (collectively the “Subordinated Debt”) is subordinate in all respects to the Company’s obligations under the Term Loan Agreement (as amended from time to time, the “Term Loan Agreement”) made as of November 24, 2010, by and among the financial institutions as lenders (the “Lenders”) from time to time signatory thereto, Comerica Bank, as Administrative Agent for the Lenders and as lead arranger, the Company, and Spectrawide Acquisition Co., LLC, CSB Acquisition Co., LLC, CLTD Acquisition Co., LLC, Smallponds, LLC, Deals.com, LLC, and RMN Acquisition Co., LLC (collectively, the “Subsidiaries”).

1.2 The principal amount of this Note will be due and payable in equal annual installments, the first of which will be made on the first anniversary of this Note and the last of which will be made on the second anniversary of this Note (each such date being a “Payment Date”); provided however, that at such Payment Date, the Company is in compliance with the terms and conditions contained in the Term Loan Agreement. In the event that the conditions set forth in the preceding sentence are not satisfied on a Payment Date, or if the payment of the amounts otherwise due to Holder hereunder on such Payment Date would (i) cause a breach of any term or condition of the Term Loan Agreement or (ii) exceed 50% of Excess Cash Flow (as defined in the Term Loan Agreement as of the date hereof), the Company shall pay to the Holder on such Payment Date and on the last day of each calendar quarter thereafter, on a pro rata basis based upon the aggregate principal amount of the Notes then outstanding, the maximum amount payable by the Company such that (y) the Company would not breach any term or condition contained in the Term Loan Agreement as a result of such payment or (x) the payment would not exceed 50% of Excess Cash Flow, until all amounts otherwise due under this Note on such Payment Date are paid in full.

1.3 In the event that any payment is received by Holder in violation of the provisions hereof, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Indebtedness under and as defined in the Term Loan Agreement (the “Senior Indebtedness”) for application to the payment of Senior Indebtedness.

1.4 In addition, unless the Senior Indebtedness has been indefeasibly paid in full in cash, the Holder shall not take any collection action or enforcement action, or exercise any rights or remedies, with respect to this Note.

1.5 This Note is unsecured and shall not be secured without the prior written consent of Comerica Bank and the Lenders, and if such consent is granted, Holder agrees that all liens and security interests of the holders of Senior Indebtedness in any collateral securing all or any portion thereof shall be senior, regardless of the time or method of perfection, to all existing and hereafter acquired liens and security interests, if any, of Holder in collateral, if any, securing all or any portion of the obligations hereunder. All of the subordination provisions set forth in this Note are for the benefit of, and shall be enforceable directly by Comerica Bank, as agent, the holders of Senior Indebtedness, and each holder of such Senior Indebtedness shall be deemed to have acquired such Senior Indebtedness in reliance upon the covenants and provisions contained in this Note.

1.6 Interest at a simple rate of 5% per annum shall accrue on the unpaid balance of this Note from and after the date hereof until such time as payment is made in full to Holder by the Company, Subject to the preceding Section 1.2 limitations on all payments under this Note, interest on this Note will be due and payable annually in arrears on each Payment Date.

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2. Prepayment and Termination.

2.1 Prepayment. The principal amount of this Note and any accrued interest thereon may be prepaid by the Company without the consent of the Holder at any time, but any prepayment can be made only from available Excess Cash Flow of the Company and only if the Company is in compliance with the Term Loan Agreement in all respects at the time of, and giving effect to, such prepayment. Upon payment in full of the principal amount of this Note and any interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

2.2 Termination of Rights.

(a) All rights with respect to this Note shall terminate upon the payment of the principal amount of this Note and any accrued interest then outstanding hereunder.

(b) In the event that either Olivier David’s or Francois Larvor’s position as Managing Director of SAS Miwim terminates prior to a Payment Date on the grounds of (i) serious misconduct (faute grave) or (ii) gross misconduct (faute lourde) (as these two concepts are construed by the Chambre Sociale of the French Cour de Cassation, although you are not an employee) or (iii) a resignation or (iv) a material breach of the covenants as specified in Article 10 of the Purchase Agreement, notwithstanding anything contained in the Purchase Agreement or this Note to the contrary, all of the Company’s then outstanding obligations under this Note shall be null and void. For the avoidance of doubt, in no event shall Olivier David’s or Francois Larvor’s death or permanent disability have any affect upon the Company’s obligations under this Note.

3. Events of Default.

3.1 Events of Default. The following events shall be considered Events of Default with respect to this Note:

(a) The Company shall fail to pay outstanding principal amounts hereunder within five business days of when such amounts are due under this Note and permitted to be paid pursuant to Section 1.

(b) The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company.

(c) Upon the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

3

3.2 Notice of Default. Within five business days of the occurrence of an Event of Default, the Company shall furnish to Holder notice of the occurrence of such Event of Default.

3.3 Remedies. Subject to the limitations on the Holder’s rights, remedies and enforcement in Section 1 above, upon the occurrence of an Event of Default under Section 3.1, the entire unpaid principal on the Note shall become immediately due and payable, and such holder may enforce payment of all amounts due and owing under the Note and exercise any and all other remedies granted to it at law, in equity or otherwise.

4. Set Off Right. To the extent permitted under the Purchase Agreement, the Company shall have the right to set-off amounts due to the Company by Holder against the amounts due to Holder under this Note.

5. Transfer of this Note. This Note may not be transferred in violation of any restrictive legend set forth hereon. Each new Note issued upon transfer of this Note shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the “Act”), unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

6. Miscellaneous Provisions.

6.1 Notices. All notices which any party to this Note may be required or may desire to serve on any other party shall be in writing and may be delivered by personal service (including overnight courier) or sent by facsimile with confirmation of receipt. Service of any such notice made by mail shall be deemed complete on the date of actual delivery as shown by the addressee’s registry or overnight courier or facsimile receipt. Any such communications to the holder of record shall be sent to the address appearing in the Purchase Agreement.

6.2 Entire Agreement. This Note, together with the Purchase Agreement, constitute the entire agreement and understanding among the parties with regard to its subject matter, are a complete and exclusive statement of the terms and conditions thereof, and supersede, merge, and render void any and all prior agreements or understandings among them relating to the same subject matter.

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6.3 Waiver; Holder’s Rights. No waiver of any term, provision or condition of this Note, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Note, unless such waiver so provides expressly by its terms.

6.4 Assignment; Binding on Successors and Assigns. This Note shall not be assigned, transferred or otherwise conveyed by either party hereto except with the prior written consent of the other party. This Note and all of its terms, conditions and covenants are intended to be fully effective and binding, to the extent permitted by law, on the successors and permitted assigns of the parties.

6.5 Headings; Governing Law; Attorneys’ Fees. The descriptive headings in this Note are inserted for convenience only and do not constitute a part of this Note. This Note shall be interpreted under the laws of the State of Delaware (without giving effect to the conflict of law principles thereof) as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware. If any action or proceeding is commenced to enforce this Note or any right arising in connection with this Note, the prevailing party(ies) in such action or proceeding shall be entitled to recover from the other non-prevailing party(ies) all costs, expenses and reasonable attorneys’ fees incurred by the prevailing party(ies) (including, without limitation, reasonable costs, expenses and fees on any appeal), in addition to any other awarded recovery.

6.6 Severability. Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision is prohibited by or invalid under applicable law, it shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of the provisions of this Note.

6.7 Amendment and Waiver. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Holder or Holders of the Note or, other than with respect to the principal amount of this Note, Notes representing at least a majority of the total principal of all Notes then outstanding. Any amendment or waiver effected in accordance with this Section 6.7 shall be binding upon the Company, the Holders and any transferee of a Note.

6.8 Notes Ranking Pari Passu. All the Notes shall rank pari passu, equally and rateably, without discrimination or preference.

6.9 Third Party Beneficiaries. Seller acknowledges and agrees that Comerica Bank, as agent, and the Lenders are third party beneficiaries under this Note.

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IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first set forth above.

COMPANY: WHALESHARK MEDIA, INC.

By:
Name:	G. Cotter Cunningham
Title:	President & Chief Executive Officer

HOLDER:

By:
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